Exhibit 99.1

Contact:
Chad Holmes	Jamie Bernard
Chief Financial Officer	Senior Associate
Charles River Associates	Sharon Merrill Associates, Inc.
312-377-2322	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) ANNOUNCES

RESULTS OF ITS DUTCH AUCTION TENDER OFFER AND

EXPANSION OF SHARE REPURCHASE PROGRAM BY $20 MILLION

BOSTON, March 22, 2016 — Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing economic, financial, and management consulting services, today announced the results of its previously announced modified “Dutch Auction” tender offer to purchase for cash up to $30 million in value of shares of its common stock, no par value, at a purchase price not less than $18.00 per share nor greater than $19.75 per share.  The tender offer expired at 5:00 p.m., Eastern Time, on Monday, March 21, 2016.

Based on the final count by Computershare Trust Company, N.A., the depositary for the tender offer, a total of 1,164 shares of common stock were properly tendered and not properly withdrawn at or below the final purchase price of $19.75 per share.  All of such shares purchased in the tender offer were purchased at the same price of $19.75 per share, for an aggregate purchase price of approximately $23,000, excluding fees and expenses related to the tender offer.  Following consummation of the tender offer, CRA had approximately 8.9 million shares of common stock outstanding.  Any questions about the tender offer should be directed to the information agent, Georgeson Inc., at (800) 213-0473.

CRA remains committed to returning capital to its shareholders.  Following the expiration of the tender offer, CRA’s Board of Directors authorized an expansion to the Company’s existing share repurchase program of an additional $20 million of outstanding shares of common stock, bringing the total authorization under the share repurchase program to approximately $28 million.

CRA may repurchase shares in open market purchases or in privately negotiated transactions in accordance with applicable insider trading and other securities laws and regulations.  The timing and extent to which CRA repurchases shares will be determined by the Company’s management and will depend upon market conditions and other corporate considerations as may be considered in its sole discretion.  The Company may not repurchase any shares until after its earnings call for the first quarter of fiscal year 2016.

About Charles River Associates (CRA)

Charles River Associates® is a global consulting firm specializing in litigation, regulatory, financial, and management consulting. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout the world and celebrated its 50th anniversary in 2015. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at www.crai.com. Follow us on LinkedIn, Twitter, and Facebook.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute “forward-looking statements” as defined in Section 21 of the Securities Exchange Act of 1934, as amended, including statements as to the amount, timing and manner of the Company’s share repurchase program. These statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Although we believe there is a reasonable basis for these statements and assumptions, and these statements are expressed in good faith, these statements are subject to a number of additional factors and uncertainties.  Information contained in these forward-looking statements is inherently uncertain, and actual performance and results may differ materially due to many important factors. Such factors that could cause actual performance or results to differ materially from any forward-looking statements made by the Company include, but are not limited to, market conditions; the possibility that the share repurchase program may be suspended or discontinued; the loss of key employee consultants or non-employee experts; their failure to generate engagements for us; the unpredictable nature and risk of litigation-related projects; dependence on the growth of our management consulting practice; the change in demand for our services; the potential loss of clients; changes in the law that affect our practice areas; and global economic conditions. Further information on the above factors and other potential factors that could affect our future business, operating results and financial condition is included in our periodic filings with the Securities and Exchange Commission, including risks under the heading “Risk Factors.”  We cannot guarantee any future results, levels of activity, performance or achievement. We undertake no obligation to update any forward-looking statements after the date of this press release, and we do not intend to do so.